UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2024

VIRIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street, Suite 401 Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 272-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Medical Officer

On January 3, 2024, after discussions with Viridian Therapeutics, Inc. (the “Company”) regarding his future plans, Dr. Barrett Katz, age 74, transitioned to a consulting role and ceased to serve as Chief Medical Officer of the Company. He is succeeded in the role by Dr. Thomas Ciulla, the Company’s former Chief Development Officer.

The Company entered into a separation agreement (the “Separation Agreement”) with Dr. Katz on January 3, 2024 (the “Separation Date”). Pursuant to the terms of the Separation Agreement, Dr. Katz will be entitled to receive the following severance benefits: (i) continued payment of his current annual base salary for a period of 52 weeks following the Separation Date in the amount of $502,228, (ii) a one-time payment equal to 105% of his target annual performance bonus amount in the amount of $210,935.76, (iii) an additional one-time payment equal to 100% of his target annual performance bonus amount in the amount of $200,891.20, (iv) immediate vesting of all stock options and equity awards subject to time-based vesting that were previously made to Dr. Katz outstanding as of January 18, 2021 that would have otherwise vested based on continued employment for a period of 12 months following the Separation Date and (v) a one-time payment of Dr. Katz’s COBRA or other healthcare payments in the amount of $24,000. The payment of the foregoing benefits under the Separation Agreement is conditioned upon the general release of claims in favor of the Company included in the Separation Agreement becoming effective and non-revocable.

Dr. Katz will continue to serve as a consultant to the Company pursuant to a consulting agreement between him and the Company (the “Consulting Agreement”) dated January 3, 2024, for up to one year, unless earlier terminated by either party or extended by mutual written agreement. In exchange for providing consulting services under the Consulting Agreement, Dr. Katz will receive a consulting fee of $10,000 per month during the term of the Consulting Agreement. Pursuant to the terms of the Consulting Agreement, on January 4, 2024, Dr. Katz was also awarded an option to purchase up to 67,500 shares of the Company’s common stock, par value $0.01 per share, at an exercise price of $22.00 per share (the closing stock price on the date of grant). This option will vest in full on January 1, 2025 subject to (i) his continuous engagement with the Company and (ii) the Consulting Agreement not having been earlier terminated.

Appointment of Chief Medical Officer

The Board of Directors of the Company appointed Dr. Thomas Ciulla, formerly the Company’s Chief Development Officer since February 2023, as Chief Medical Officer of the Company effective January 3, 2024.

Dr. Ciulla, age 59, previously served as Chief Medical Officer and Chief Development Officer at Clearside Bio (“Clearside”) from October 2018 to February 2023, where he guided preclinical and clinical development, supported a New Drug Application to the first U.S. Food and Drug Administration (“FDA”) approval of a suprachoroidal therapy, led an Investigational New Drug submission with development of a new clinical program and successful Phase 1/2 trial and oversaw medical and professional affairs. Prior to Clearside, Dr. Ciulla served in a Vice President role as Medical Strategy Lead-Ophthalmology at Spark Therapeutics from August 2017 to October 2018, where he defined and led medical strategy to support development and commercialization of the first FDA-approved gene therapy for a genetic disease. He previously served as Vice President, Clinical Strategy at Ophthotech Corporation (now Iveric Bio, Inc.) from January 2016 to August 2017.

Before launching his executive management career, Dr. Ciulla co-directed the retina service and ocular angiogenesis research lab at Indiana University School of Medicine, the largest U.S. medical school. He remains a volunteer Clinical Professor at the university and is a Fellow of the American Society of Retina Specialists, member of the American Society of Gene and Cell Therapy, Association for Research in Vision and Ophthalmology, Macula Society, Retina Society and the American Academy of Ophthalmology.

Dr. Ciulla has held numerous leadership roles in clinical research, including principal investigator, medical monitor, and member of scientific advisory, data safety monitoring or writing committees in more than 100 national clinical trials. He has served on journal editorial boards, edited several textbooks, presented at more than 200 conferences, and co-authored more than 300 publications. Dr. Ciulla graduated from Harvard College and UCSF School of Medicine, followed by an internship and residency at Harvard Medical School and a fellowship at Tufts Medical School. He also earned an M.B.A. from Indiana University’s Kelley School of Business, specializing in the business of medicine.

Item 7.01	Regulation FD Disclosure.

On January 8, 2024, the Company issued a press release announcing (i) that it will present the Company’s key 2024 corporate priorities at the 42nd Annual J.P. Morgan Healthcare Conference, (ii) the appointment of Dr. Ciulla as the Company’s Chief Medical Officer and (iii) certain other corporate updates.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The exhibit furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press release, dated January 8, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viridian Therapeutics, Inc.

Date: January 8, 2024	By:	/s/ Stephen Mahoney
Stephen Mahoney
President, Chief Executive Officer, and Director